Exhibit 23.1

                          CONSENT OF ERNST & YOUNG LLP
                              INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Annual Report (Form 10-K) of Signet Banking Corporation of our report dated April 8, 1996, included in the 1995 Annual Report to Shareholders of Signet Banking Corporation.

We also consent to the incorporation by reference in the following Registration Statements, or most recent post-effective amendments thereto, filed prior to April 10, 1996 of our report dated April 8, 1996, with respect to the consolidated financial statements incorporated herein by reference:

                  - Form S-8 (2-82600)               - Form S-3 (33-4491)
                  - Form S-8 (33-2498)               - Form S-3 (33-21963)
                  - Form S-8 (33-43190)              - Form S-3 (33-28089)
                  - Form S-8 (33-10637)              - Form S-3 (2-92081)
                  - Form S-8 (33-47591)              - Form S-3 (33-54803)
                  - Form S-8 (33-47590)
                  - Form S-8 (33-57455)
                  - Form S-8 (33-022996)


                                                     ERNST & YOUNG LLP


Richmond, Virginia
April 10, 1996